Exhibit 99.2

PRESS RELEASE

CooperCompanies Announces New Chair of
the Board and Strategic Review

SAN RAMON, Calif., December 4, 2025 - CooperCompanies (Nasdaq: COO), a leading medical device company, announced today that its Board of Directors has appointed Colleen Jay to succeed current Chair Robert Weiss, effective January 2, 2026. Mr. Weiss will remain on the Board and stand for reelection for the upcoming year, marking his final term. The Company also announced a formal strategic review aimed at identifying opportunities to enhance long-term shareholder value.
“Bob’s vision, industry knowledge, and leadership have been key to our success. I’m deeply grateful for his commitment and look forward to continuing our work together,” said Al White, President and CEO. “I’m also thrilled the Board appointed Colleen as Chair. Her track record of driving growth through global operational leadership, transformational innovation, strategy and execution make her a fantastic choice for this role.”
Ms. Jay has served on the Company’s Board since 2016. She retired from Procter & Gamble in 2017 as Global Division President after 32 years of increasing responsibility across the multinational consumer goods company. In her last operational role, she was President of the Global Beauty Specialty Business where she was responsible for several major brands and the successful divestiture of them. Prior to that, she led the multibillion-dollar Global Retail Hair Care and Color division of P&G from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012.
Robert Weiss has been a cornerstone of CooperCompanies success for nearly five decades, serving as CEO from 2007 until his retirement in 2018. He also served as President of CooperVision, COO, and CFO over his distinguished career.
Strategic Review
CooperCompanies values constructive input from its shareholders and remains committed to profitable, sustainable growth to drive long-term shareholder value. The Company is actively focused on improving performance in core markets, expanding market share, enhancing operational efficiency, and generating strong returns through disciplined capital deployment initiatives. As part of these efforts, its Board and Management, with the assistance of its advisors, are undergoing a formal and comprehensive strategic

Exhibit 99.2

review of the Company’s businesses, corporate structure, strategy, operations and capital allocation priorities to identify any additional opportunities to simplify the Company’s business and unlock long-term value, including through partnerships, joint ventures, divestitures, mergers, business combinations and other transactions. During this period, the Company expects to focus capital deployment on repurchasing shares under the recently announced $2 billion share repurchase program.
About CooperCompanies
CooperCompanies (Nasdaq: COO) is a leading global medical device company focused on helping people experience life’s beautiful moments through its two business units, CooperVision and CooperSurgical. CooperVision is a trusted leader in the contact lens industry, helping to improve the way people see each day. CooperSurgical is a leading fertility and women’s healthcare company dedicated to putting time on the side of women, babies, and families at the healthcare moments that matter most. Headquartered in San Ramon, CA, CooperCompanies has a workforce of more than 15,000, sells products in over 130 countries, and positively impacts over fifty million lives each year. For more information, please visit www.coopercos.com.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to the Company’s formal strategic review, potential transactions, capital allocation priorities, share repurchase program, efforts to enhance long-term shareholder value, plans, strategies, future actions, and other statements of which are other than statements of historical fact, are forward-looking. Forward-looking statements necessarily depend on assumptions, data, or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Statements regarding future events and performance and contain words such as “expects” and similar words or phrases. The Company gives no assurances regarding any specific outcome or transaction resulting from a strategic review. Further, the Company has not established a timeline for completion of the review, and it does not intend to provide additional updates until it determines further disclosure is appropriate and necessary. A wide range of factors could materially affect future developments, including, but not limited to, uncertainties related to market conditions and other factors set forth in our other filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These risks and uncertainties may cause actual future results or actions to be materially different than those expressed in such forward-looking statements. We do not intend, or undertake any duty, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Exhibit 99.2

Contact: Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com